UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 8, 2010

EnergyConnect Group, Inc.
(Exact name of Company as specified in its charter)

___________
(Commission File Number)

Oregon	93-0935149
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

901 Campisi Way, Suite 260
Campbell, CA 95008
(Address of principal executive offices, with zip code)

(408) 370-3311
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities

On September 8, 2010, EnergyConnect Group, Inc. (the “Company”) received notice from Aequitas Commercial Finance, LLC (“Aequitas”) that it is electing to convert, effective September 8, 2010, the current balance in the aggregate amount totaling $3,307,279.96 under the line of credit in place between the Company and Aequitas, as evidenced by that certain Convertible Secured Promissory Note dated February 26, 2009, as amended (the “Promissory Note”). In connection with the conversion of the Promissory Note, the Company issued 36,504,180 shares of the Company’s common stock based upon the conversion price of $0.0906 per share.

We believe our offering and sale of the securities in the above transaction were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The securities issued pursuant to the conversion have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act. The appropriate restrictive legend was placed on the certificates and stop transfer instructions were issued to the transfer agent.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated September 13, 2010 issued by EnergyConnect Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2010	ENERGYCONNECT GROUP, INC.

	By:	/s/ Kevin R. Evans
	Name:	Kevin R. Evans
	Title:	President and Chief Executive Officer